Exhibit 99.1

JOSEPH L. FOX, ESQ. (JF 2313)
KOERNER SILBERBERG & WEINER
ATTORNEYS FOR THE DEBTOR
112 Madison Avenue
New York, New York 10016
(212)689-4400

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-----------------------------------
In re:
                                          In Proceeding for Reorganization under
                                          Chapter 11 of the Bankruptcy Code
NANTUCKET INDUSTRIES, INC.,
                                          CASE NO. 00 B 10867 (AJG)
                          Debtor.

Tax ID No. 58-0962699
-----------------------------------

                   NOTICE OF ENTRY AND NOTICE OF DEADLINE FOR
                          FILING ADMINISTRATION CLAIMS
S I R S:

      PLEASE TAKE NOTICE that the within is a true copy of the Order Confirming the Plan of Reorganization in this bankruptcy case which was duly entered in the office of the Clerk of the United States Bankruptcy Court, Southern District of New York on December 10, 2001.

      PLEASE TAKE FURTHER NOTICE that the deadline for filing administrative claims is February 8, 2002.

Dated: New York, New York            Koerner Silberberg & Weiner
        December 11, 2001              Attorneys for Nantucket Industries, Inc.,

                                       By:  s/ Joseph L. Fox
                                            -----------------------------------
                                            Joseph L. Fox, Esq. (JF2313)
                                            112 Madison Avenue
                                            New York, New York 10016
                                            (212) 689-4400

To:   All creditors, shareholder and other parties in interest


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